Exhibit (h)(21)

Calamos Investment Trust

Amendment to Transfer Agent Servicing Agreement

THIS AMENDMENT dated as of this 15th day of March, 2013 to the Transfer Agent Servicing Agreement, dated as of January 1, 2007, as amended May 8, 2007, June 15, 2007, March 7, 2008 and October 22, 2008, January 16, 2009, September 17, 2009, December 16, 2009, January 31, 2011 (the “Agreement”), is entered into by and among CALAMOS INVESTMENT TRUST, a Massachusetts business trust, CALAMOS ADVISORS TRUST, a Massachusetts business trust (collectively the “Trusts”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendments to the Agreement:

1. Exhibit A of the Agreement is hereby changed as follows:

The Calamos Fund Complex shall mean:

Calamos Investment Trust

Calamos Growth Fund

Calamos Focus Growth Fund

Calamos Value Fund

Calamos Growth & Income Fund

Calamos International Growth Fund

Calamos Global Growth & Income Fund

Calamos High Income Fund

Calamos Convertible Fund

Calamos Market Neutral Income Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Discovery Growth Fund

Calamos Long/Short Fund

Calamos Advisors Trust

Calamos Growth and Income Portfolio

2. All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

[SIGNATURE PAGE FOLLOWS]

Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.

Calamos Investment Trust		U.S. Bancorp Fund Services LLC

By:	/s/ J. Christopher Jackson	By:	/s/ Michael R. McVoy
Name:	J. Christopher Jackson	Name:	Michael R. McVoy
Title:	Secretary	Title:	Executive Vice President

Calamos Advisors Trust

By:	/s/ J. Christopher Jackson
Name:	J. Christopher Jackson
Title:	Secretary